EXHIBIT 16



January 10, 2003


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 10, 2003, of Xtrana, Inc. and are in agreement with the statements contained in paragraphs 1, 3 and 4 on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                                                  Very truly yours,

                                                  /s/ Ernst & Young, LLP
                                                  ------------------------------
                                                      Ernst & Young, LLP



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